Exhibit 99.1

PRESS RELEASE

Investor Contact:

AngioDynamics, Inc.
Stephen Trowbridge, Executive Vice President & CFO
(518) 795-1408

AngioDynamics Reports Fiscal Year 2024 Third Quarter Financial Results;

Updates Fiscal Year 2024 Guidance to Reflect Asset Divestiture

Fiscal Year 2024 Third Quarter Highlights
•	Completed the sale of its PICC and Midline product portfolios to Spectrum Vascular on February 15, 2024
o	Discontinued its Uniblate and Starburst RadioFrequency products, as well as its Syntrax support catheter products, to further streamline its product portfolio

	GAAP As Reported	Pro Forma*
Net Sales:	$75.2 million	$66.0 million
Growth:	N/A	8.0%
Gross Margin	47.7%	51.1%
GAAP Loss per Share**	$(4.73)	N/A
Adj. Loss per Share	N/A	$(0.16)

*“Pro forma” results exclude the Dialysis and BioSentry businesses divested in June 2023 and the PICC and Midline product portfolios divested in February 2024, as well as the discontinued Uniblate, Starburst, and Syntrax products.  “As Reported” results include sales of the divested assets through February 14, 2024
**GAAP Loss per share includes a $159.5 million goodwill impairment and $22.0 million related to the previously announced settlement of IP litigation. The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q

•	Pro forma Med Tech net sales of $25.7 million increased 12.6%
•	Pro forma Med Device net sales of $40.3 million increased 5.2%
•	Subsequent to quarter end, the Company entered into a settlement agreement with Becton, Dickinson and Company (“BD”) to resolve all patent litigation with C.R. Bard, Inc., an affiliate of BD
•	Subsequent to quarter end, the Company received 510(k) clearance for the use of AlphaVac to treat pulmonary embolism

Latham, New York, April 4, 2024 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients, today announced financial results for the third quarter of fiscal year 2024, which ended February 29, 2024.

“During our fiscal third quarter, we took another significant step in our transformation with the divestiture of our PICC and Midline product portfolios, further strengthening our balance sheet and providing us with an opportunity to enhance our focus on the growth of our Med Tech portfolio,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “We saw a strong pick up in growth from both our Med Tech and Med Device portfolios during the quarter and continue to drive toward meaningful margin expansion and profitability.”

Mr. Clemmer continued, “Subsequent to the end of our fiscal third quarter, we reached a settlement agreement with BD/Bard that provides us with clarity and certainty going forward. This allows us to avoid continued litigation and keep the team focused on further developing our key growth platforms.  I am also very pleased to announce that earlier this week we received FDA 510(k) clearance for AlphaVac in the treatment of pulmonary embolism.  This approval came in ahead of even our expectations and is a testament to the strong submission compiled by our team and the compelling data generated by our APEX trial.  This expanded indication is a significant piece of our long-term strategy and validates the effectiveness of the product,  opening up another large, fast-growing market for us to serve with this innovative platform.”

Third Quarter 2024 Financial Results

Unless otherwise noted, all financial results below are presented on a pro forma basis excluding the Dialysis and BioSentry businesses divested in June 2023, the PICC and Midline product portfolios divested in February 2024, and the recently discontinued Uniblate and Starburst RadioFrequency products and Syntrax support catheter products.

Net sales for the third quarter of fiscal year 2024 were $66.0 million, an increase of 8.0% compared to the prior-year quarter. Foreign currency translation did not have a significant impact on the Company’s net sales in the quarter.

Med Tech net sales were $25.7 million, a 12.6% increase from $22.8 million in the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform and the NanoKnife irreversible electroporation platform. Year-over-year growth was driven by Auryon sales during the quarter of $11.8 million, which increased 14.7%, and NanoKnife sales of $6.0 million, which increased 46.7% compared to the third quarter of fiscal 2023. NanoKnife disposable sales were $4.2 million, which increased 19.8% compared to the third quarter of fiscal 2023. AngioVac sales were $5.5 million, similar to the prior-year quarter, while AlphaVac sales were $1.1 million, down from $2.0 million in the third quarter of fiscal 2023.

Med Device net sales were $40.3 million, an increase of 5.2% compared to the prior-year period.

U.S. net sales in the third quarter of fiscal 2024 were $55.8 million, an increase of 5.9% from sales of $52.7 million a year ago. International net sales were $10.1 million, an increase of 20.8% from sales of $8.4 million in the prior-year period.

GAAP reported gross margin was 47.7%, a decrease of 250 basis points compared to the third quarter of fiscal 2023. On a pro forma basis, gross margin for the third quarter of fiscal 2024 was 51.1%, a decline of 290 basis points from the third quarter of fiscal 2023. Gross margin for the Med Tech business was 61.5%, a decline of 300 basis points from the third quarter of fiscal 2023. The year-over-year decline in gross margin for the Med Tech business was driven primarily by product and geographic mix. Gross margin for the Med Device business was 44.4%, a decrease of 330 basis points compared to the third quarter of fiscal 2023. The year-over-year decline in gross margin for the Med Device business was driven primarily by a supplier recall as well as costs associated with the Company’s ongoing transition to outsourced manufacturing.

The Company recorded a GAAP net loss of $190.4 million, or a loss per share of $4.73, in the third quarter of fiscal 2024. The GAAP net loss includes a goodwill impairment charge of $159.5 million, settlement charge of $22.0 million and asset impairment charges totaling $6.7 million related to the transition to outsourced manufacturing and discontinuation of Syntrax. The amount of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q. Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the third quarter of fiscal 2024 was $6.5 million, and adjusted loss per share was $0.16.

Adjusted EBITDA in the third quarter of fiscal 2024, excluding the items shown in the reconciliation table below, was negative $3.6 million, compared to adjusted EBITDA of negative $1.5 million in the third quarter of fiscal 2023.

On February 29, 2024, the Company had $78.5 million in cash and cash equivalents and no debt compared to $44.6 million in cash and cash equivalents and $50.0 million of debt on May 31, 2023.

In the third quarter of fiscal 2024, the Company used $12.5 million in operating cash, had capital expenditures of $0.6 million and had additions to Auryon placement and evaluation units of $1.2 million. Cash flow during the third quarter was significantly impacted by a combination of timing and extraordinary items related to both the divestiture transaction and manufacturing restructuring as well as approximately $1.0 million related to a supplier recall.

Nine Months Financial Results

Unless otherwise noted, all financial results below are presented on a pro forma basis excluding the Dialysis and BioSentry businesses divested in June 2023, the PICC and Midline product portfolios divested in February 2024, and the recently discontinued Uniblate and Starburst RadioFrequency products and Syntrax support catheter products.

For the nine months ended February 29, 2024:

Net sales were $199.6 million, an increase of 6.5% compared to $187.4 million for the same period a year ago.

Med Tech net sales were $76.6 million, a 9.6% increase from the prior-year period. Med Device net sales were $123.0 million, an increase of 4.6% from the prior-year period.

U.S. net sales were $167.6 million, a 3.6% increase from the prior-year period. International net sales were $32.0 million, an increase of 24.6% from the prior-year period.

GAAP reported gross margin was 49.9%, a decrease of 170 basis points compared to the prior-year period. On a pro forma basis, gross margin was 53.6%, a decline of 150 basis points from the prior-year period. The year-over-year decline in gross margin was driven primarily by a supplier recall as well as costs associated with the Company’s ongoing transition to outsourced manufacturing.

The Company’s GAAP net loss was $173.6 million, or a loss of $4.33 per share, compared to a net loss of $31.0 million, or a loss of $0.79 per share, a year ago. The GAAP net loss includes a goodwill impairment charge of $159.5 million, settlement charge of $22.0 million and asset impairment charges totaling $6.8 million related to the transition to outsourced manufacturing and discontinuation of Syntrax. The amount of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q. Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss was $16.1 million, with adjusted loss per share of $0.40, compared to adjusted net loss and adjusted loss per share of $17.5 million and $0.44, respectively, a year ago.

Adjusted EBITDA, excluding the items shown in the reconciliation table below, was negative $4.7 million, compared to negative $4.3 million for the same period a year ago.

Fiscal Year 2024 Financial Guidance

The Company now expects its fiscal year 2024 net sales to be in the range of $270 to $275 million, which reflects the recent divestiture of the PICC and Midline businesses and discontinuance of the RadioFrequency ablation and Syntrax businesses, which accounted for approximately $50 million of the prior revenue guidance of $320 to $325 million. The Company expects gross margin to be approximately 52.0% to 54.0% and adjusted loss per share in the range of $0.54 to $0.58.

For comparison, pro forma revenue, gross margin, and adjusted loss per share for FY23 when excluding the discontinued assets and the assets divested to Spectrum Vascular and Merit Medical were $257.2 million, 54.9%, and $0.55, respectively.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its third quarter 2024 results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international) and refer to the passcode 13745239.

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 10:00 a.m. ET on Thursday, April 4, 2024, until 11:59 p.m. ET on Thursday, April 11, 2024. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13745239.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro-forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.
About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "projects, " "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2023. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	Actual (1) Feb 29, 2024	Pro Forma Adjustments (2) Feb 29, 2024	Pro Forma Feb 29, 2024	As Reported (1) Feb 28, 2023	Pro Forma Adjustments (2) Feb 28, 2023	Pro Forma Feb 28, 2023
		(unaudited)			(unaudited)

Net sales	$75,182	(9,211)	$65,971	$80,712	(19,622)	$61,090
Cost of sales (exclusive of intangible amortization)	39,321	(7,038)	32,283	40,208	(12,096)	28,112
Gross profit	35,861	(2,173)	33,688	40,504	(7,526)	32,978
% of net sales	47.7%		51.1%	50.2%		54.0%

Operating expenses
Research and development	8,189	(117)	8,072	6,852	(139)	6,713
Sales and marketing	25,405	(1,758)	23,647	25,406	(1,404)	24,002
General and administrative	10,578	22	10,600	8,839	(306)	8,533
Amortization of intangibles	3,287	(643)	2,644	4,739	(1,448)	3,291
Goodwill impairment (3)	159,476	—	159,476	—	—	—
Change in fair value of contingent consideration	112	—	112	227	—	227
Acquisition, restructuring and other items, net	38,116	(6,266)	31,850	3,369	—	3,369
Total operating expenses	245,163	(8,762)	236,401	49,432	(3,297)	46,135
Gain on sale of assets	6,657	(6,657)	—	—	—	—
Operating loss	(202,645)	(68)	(202,713)	(8,928)	(4,229)	(13,157)
Interest income (expense), net	394	—	394	(736)	—	(736)
Other expense, net	(238)	—	(238)	—	—	—
Total other income (expense), net	156	—	156	(736)	—	(736)
Loss before income tax expense (benefit)	(202,489)	(68)	(202,557)	(9,664)	(4,229)	(13,893)
Income tax benefit	(12,050)	—	(12,050)	(179)	—	(179)
Net loss	$(190,439)	$(68)	$(190,507)	$(9,485)	$(4,229)	$(13,714)

Loss per share
Basic	$(4.73)		$(4.73)	$(0.24)		$(0.35)
Diluted	$(4.73)		$(4.73)	$(0.24)		$(0.35)

Weighted average shares outstanding
Basic	40,234		40,234	39,509		39,509
Diluted	40,234		40,234	39,509		39,509

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the three months ended February 29, 2024 and February 28, 2023.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

(3) The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Nine Months Ended			Nine Months Ended
	Actual (1) Feb 29, 2024	Pro Forma Adjustments (2) Feb 29, 2024	Pro Forma Feb 29, 2024	As Reported (1) Feb 28, 2023	Pro Forma Adjustments (2) Feb 28, 2023	Pro Forma Feb 28, 2023
		(unaudited)			(unaudited)

Net sales	$232,934	(33,336)	$199,598	$247,678	(60,260)	$187,418
Cost of sales (exclusive of intangible amortization)	116,751	(24,121)	92,630	119,791	(35,704)	84,087
Gross profit	116,183	(9,215)	106,968	127,887	(24,556)	103,331
% of net sales	49.9%		53.6%	51.6%		55.1%

Operating expenses
Research and development	24,788	(647)	24,141	22,023	(391)	21,632
Sales and marketing	78,237	(4,714)	73,523	77,956	(4,305)	73,651
General and administrative	30,723	(52)	30,671	29,775	(1,241)	28,534
Amortization of intangibles	10,474	(2,571)	7,903	14,384	(4,343)	10,041
Goodwill impairment (3)	159,476	—	159,476	—	—	—
Change in fair value of contingent consideration	203	—	203	2,084	—	2,084
Acquisition, restructuring and other items, net	47,516	(6,394)	41,122	12,009	(17)	11,992
Total operating expenses	351,417	(14,378)	337,039	158,231	(10,297)	147,934
Gain on sale of assets	54,499	(54,499)	—	—	—	—
Operating loss	(180,735)	(49,336)	(230,071)	(30,344)	(14,259)	(44,603)
Interest income (expense), net	1,047	—	1,047	(1,801)	—	(1,801)
Other expense, net	(558)	—	(558)	(427)	—	(427)
Total other income (expense), net	489	—	489	(2,228)	—	(2,228)
Loss before income tax benefit	(180,246)	(49,336)	(229,582)	(32,572)	(14,259)	(46,831)
Income tax benefit	(6,643)	—	(6,643)	(1,597)	—	(1,597)
Net loss	$(173,603)	$(49,336)	$(222,939)	$(30,975)	$(14,259)	$(45,234)

Loss per share
Basic	$(4.33)		$(5.56)	$(0.79)		$(1.15)
Diluted	$(4.33)		$(5.56)	$(0.79)		$(1.15)

Weighted average shares outstanding
Basic	40,098		40,098	39,436		39,436
Diluted	40,098		40,098	39,436		39,436

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the nine months ended February 29, 2024 and February 28, 2023.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

(3) The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Loss:

	Three Months Ended		Nine Months Ended
	Feb 29, 2024	Feb 28, 2023	Feb 29, 2024	Feb 28, 2023
	(unaudited)		(unaudited)

Net loss	$(190,439)	$(9,485)	$(173,603)	$(30,975)

Amortization of intangibles	3,287	4,739	10,474	14,384
Change in fair value of contingent consideration	112	227	203	2,084
Acquisition, restructuring and other items, net (1)	38,116	3,369	47,516	12,009
Goodwill impairment (2)	159,476	—	159,476	—
Gain on sale of assets	(6,657)	—	(54,499)	—
Tax effect of non-GAAP items (3)	(10,174)	127	(2,716)	(655)
Adjusted net loss	$(6,279)	$(1,023)	$(13,149)	$(3,153)

Reconciliation of Diluted Loss Per Share to non-GAAP Adjusted Diluted Loss Per Share:

	Three Months Ended		Nine Months Ended
	Feb 29, 2024	Feb 28, 2023	Feb 29, 2024	Feb 28, 2023
	(unaudited)		(unaudited)

Diluted loss per share	$(4.73)	$(0.24)	$(4.33)	$(0.79)

Amortization of intangibles	0.08	0.12	0.26	0.36
Change in fair value of contingent consideration	—	0.01	0.01	0.05
Acquisition, restructuring and other items, net (1)	0.95	0.08	1.18	0.32
Goodwill impairment (2)	3.96	—	3.98	—
Gain on sale of assets	(0.17)	—	(1.36)	—
Tax effect of non-GAAP items (3)	(0.25)	—	(0.07)	(0.02)
Adjusted diluted loss per share	$(0.16)	$(0.03)	$(0.33)	$(0.08)

Adjusted diluted sharecount (4)	40,234	39,509	40,098	39,436

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

(2) The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.

(3) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended February 29, 2024 and February 28, 2023.

(4) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	Feb 29, 2024	Feb 28, 2023	Feb 29, 2024	Feb 28, 2023
	(unaudited)		(unaudited)

Net loss	$(190,439)	$(9,485)	$(173,603)	$(30,975)

Income tax expense (benefit)	(12,050)	(179)	(6,643)	(1,597)
Interest expense, net	(394)	736	(1,047)	1,801
Depreciation and amortization	7,522	7,787	20,895	23,175
Goodwill impairment (1)	159,476	—	159,476	—
Change in fair value of contingent consideration	112	227	203	2,084
Stock based compensation	2,612	1,803	8,633	8,177
Acquisition, restructuring and other items, net (2)	36,981	3,369	46,380	12,009
Gain on sale of assets	(6,657)	—	(54,499)	—
Adjusted EBITDA	$(2,837)	$4,258	$(205)	$14,674

Per diluted share:
Adjusted EBITDA	$(0.07)	$0.11	$(0.01)	$0.37

(1) The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.

(2)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted Net Loss:

	Pro Forma Three Months Ended		Pro Forma Nine Months Ended
	Feb 29, 2024	Feb 28, 2023	Feb 29, 2024	Feb 28, 2023
	(unaudited)		(unaudited)

Pro forma net loss	$(190,507)	$(13,714)	$(222,939)	$(45,234)

Amortization of intangibles	2,644	3,291	7,903	10,041
Change in fair value of contingent consideration	112	227	203	2,084
Acquisition, restructuring and other items, net (1)	31,850	3,369	41,122	11,992
Goodwill impairment (2)	159,476	—	159,476	—
Tax effect of non-GAAP items (3)	(10,101)	1,432	(1,841)	3,627
Adjusted pro forma net loss	$(6,526)	$(5,395)	$(16,076)	$(17,490)

Reconciliation of Pro Forma Diluted Loss Per Share to Pro Forma Adjusted Diluted Loss Per Share:

	Pro Forma Three Months Ended		Pro Forma Nine Months Ended
	Feb 29, 2024	Feb 28, 2023	Feb 29, 2024	Feb 28, 2023
	(unaudited)		(unaudited)

Pro forma diluted loss per share	$(4.73)	$(0.35)	$(5.56)	$(1.15)

Amortization of intangibles	0.07	0.08	0.20	0.25
Change in fair value of contingent consideration	—	0.01	0.01	0.05
Acquisition, restructuring and other items, net (1)	0.79	0.08	1.02	0.32
Goodwill impairment (2)	3.96	—	3.98	—
Gain on sale of assets	—	—	—	—
Tax effect of non-GAAP items (3)	(0.25)	0.04	(0.05)	0.09
Adjusted pro forma diluted loss per share	$(0.16)	$(0.14)	$(0.40)	$(0.44)

Adjusted diluted sharecount (4)	40,234	39,509	40,098	39,436

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

(2) The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.

(3) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended February 29, 2024 and February 28, 2023.

(4) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted EBITDA:

	Pro Forma Three Months Ended		Pro Forma Nine Months Ended
	Feb 29, 2024	Feb 28, 2023	Feb 29, 2024	Feb 28, 2023
	(unaudited)		(unaudited)

Pro forma net loss	$(190,507)	$(13,714)	$(222,939)	$(45,234)

Income tax benefit	(12,050)	(179)	(6,643)	(1,597)
Interest expense, net	(394)	736	(1,047)	1,801
Depreciation and amortization	6,861	6,288	18,234	18,680
Goodwill impairment (1)	159,476	—	159,476	—
Change in fair value of contingent consideration	112	227	203	2,084
Stock based compensation	2,141	1,728	8,000	7,924
Acquisition, restructuring and other items, net (2)	30,714	3,369	39,986	11,992
Pro forma adjusted EBITDA	$(3,647)	$(1,545)	$(4,730)	$(4,350)

Per diluted share:
Adjusted EBITDA	$(0.09)	$(0.04)	$(0.12)	$(0.11)

(1) The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.

(2)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
ACQUISITION, RESTRUCTURING, AND OTHER ITEMS, NET DETAIL
(in thousands)

	Three Months Ended		Nine Months Ended
(in thousands)	Feb 29, 2024	Feb 28, 2023	Feb 29, 2024	Feb 28, 2023
Legal (1)	$26,063	$2,614	$33,202	$6,899
Mergers and acquisitions (2)	147	—	399	—
Plant closure (3)	5,426	—	6,115	—
Intangible and other asset impairment (4)	6,260	—	6,260	—
Transition service agreement (5)	(333)	—	(655)	—
Manufacturing relocation (6)	—	324	587	1,062
Israeli Innovation Authority prepayment (7)	—	—	—	3,544
Other (8)	553	431	1,608	504
Total	$38,116	$3,369	$47,516	$12,009

(1) Legal expenses related to litigation that is outside the normal course of business.  For the three and nine months ended February 29, 2024, a $22.0 million settlement expense was recorded as a result of the Settlement Agreement that was entered into between the Company and BD.
(2) Mergers and acquisitions expense related to legal and due diligence.
(3) Included in the $6.1 million in plant closure for the nine months ended February 29, 2024 is $0.7 million that was previously included in manufacturing relocation.
(4) An impairment of $3.4 million on intangible assets and an inventory write-off of $2.9 million was taken in the third quarter of fiscal year 2024 relating to the abandonment of the Syntrax and RF product lines.
(5) Transition services agreements that were entered into with Merit and Spectrum.
(6) Expenses to relocate certain manufacturing lines out of Queensbury, NY.
(7) In the first quarter of fiscal year 2023, a $3.5 million payment was made to the Israeli Innovation Authority to fully satisfy the obligation related to grant funds that were provided to Eximo for development of the Auryon laser prior to the acquisition in the second quarter of fiscal year 2020.
(8) Included in the $1.6 million in other for the nine months ended February 29, 2024 is $0.9 million of deferred financing fees that were written-off in conjunction with the sale of the Dialysis and BioSentry businesses and concurrent extinguishment of the debt.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024	Feb 28, 2023	Feb 28, 2023	Feb 28, 2023	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$25,844	$(190)	$25,654	$22,874	$(91)	$22,783	13.0%			12.6%
Med Device	49,338	(9,021)	40,317	57,838	(19,531)	38,307	(14.7)%			5.2%
	$75,182	$(9,211)	$65,971	$80,712	$(19,622)	$61,090	(6.9)%	0.0%	(6.9)%	8.0%	0.0%	8.0%

Net Sales
United States	$62,342	$(6,521)	$55,821	$67,620	$(14,932)	$52,688	(7.8)%			5.9%
International	12,840	(2,690)	10,150	13,092	(4,690)	8,402	(1.9)%	0.0%	(1.9)%	20.8%
	$75,182	$(9,211)	$65,971	$80,712	$(19,622)	$61,090	(6.9)%	0.0%	(6.9)%	8.0%	0.0%	8.0%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the three months ended February 29, 2024 and February 28, 2023.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024	Feb 28, 2023	Feb 28, 2023	Feb 28, 2023	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$15,857	$(83)	$15,774	$14,774	$(93)	$14,681	7.3%	7.4%
Gross profit % of sales	61.4%		61.5%	64.6%		64.5%

Med Device	$20,004	$(2,090)	$17,914	$25,730	$(7,433)	$18,297	(22.3)%	(2.1)%
Gross profit % of sales	40.5%		44.4%	44.5%		47.7%

Total	$35,861	$(2,173)	$33,688	$40,504	$(7,526)	$32,978	(11.5)%	2.2%
Gross profit % of sales	47.7%		51.1%	50.2%		54.0%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the three months ended February 29, 2024 and February 28, 2023.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Nine Months Ended			Nine Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024	Feb 28, 2023	Feb 28, 2023	Feb 28, 2023	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$77,068	$(443)	$76,625	$70,193	$(302)	$69,891	9.8%			9.6%
Med Device	155,866	(32,893)	122,973	177,485	(59,958)	117,527	(12.2)%			4.6%
	$232,934	$(33,336)	$199,598	$247,678	$(60,260)	$187,418	(6.0)%	0.0%	(6.0)%	6.5%	0.0%	6.5%

Net Sales
United States	$190,743	$(23,098)	$167,645	$208,274	$(46,496)	$161,778	(8.4)%			3.6%
International	42,191	(10,238)	31,953	39,404	(13,764)	25,640	7.1%	(0.2)%	6.9%	24.6%
	$232,934	$(33,336)	$199,598	$247,678	$(60,260)	$187,418	(6.0)%	0.0%	(6.0)%	6.5%	0.0%	6.5%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the nine months ended February 29, 2024 and February 28, 2023.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)

	Nine Months Ended			Nine Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024	Feb 28, 2023	Feb 28, 2023	Feb 28, 2023	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$48,400	$(155)	$48,245	$44,816	$(163)	$44,653	8.0%	8.0%
Gross profit % of sales	62.8%		63.0%	63.8%		63.9%

Med Device	$67,783	$(9,060)	$58,723	$83,071	$(24,393)	$58,678	(18.4)%	0.1%
Gross profit % of sales	43.5%		47.7%	46.8%		49.9%

Total	$116,183	$(9,215)	$106,968	$127,887	$(24,556)	$103,331	(9.2)%	3.5%
Gross profit % of sales	49.9%		53.6%	51.6%		55.1%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses, the sale of the PICCs and Midlines Businesses and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") for the nine months ended February 29, 2024 and February 28, 2023.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Feb 29, 2024	May 31, 2023
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$78,451	$44,620
Accounts receivable, net	49,475	52,826
Inventories	58,068	55,325
Prepaid expenses and other	10,913	4,617
Current assets held for sale	—	6,154
Total current assets	196,907	163,542
Property, plant and equipment, net	37,040	44,384
Other assets	8,045	10,676
Intangible assets, net	81,570	111,144
Goodwill	—	159,238
Non-current assets held for sale	—	43,653
Total assets	$323,562	$532,637
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$35,152	$40,445
Accrued liabilities	30,963	26,617
Current portion of contingent consideration	9,500	14,761
Other current liabilities	10,259	2,002
Total current liabilities	85,874	83,825
Long-term debt	—	49,818
Deferred income taxes	5,871	12,813
Contingent consideration	—	4,535
Other long-term liabilities	15,822	3,350
Total liabilities	107,567	154,341
Stockholders' equity	215,995	378,296
Total Liabilities and Stockholders' Equity	$323,562	$532,637

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	Feb 29, 2024	Feb 28, 2023	Feb 29, 2024	Feb 28, 2023
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(190,439)	$(9,485)	$(173,603)	$(30,975)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,522	7,838	20,895	23,316
Non-cash lease expense	484	635	1,441	1,883
Stock based compensation	2,612	1,803	8,633	8,177
Gain on disposal of assets	(6,657)	—	(54,499)	—
Transaction costs for disposition	(2,657)	—	(5,084)	—
Change in fair value of contingent consideration	112	227	203	2,084
Impairment loss on indefinite-lived intangible assets (1)	159,476	—	159,476	—
Deferred income taxes	(12,140)	(227)	(7,189)	(1,752)
Change in accounts receivable allowances	458	168	1,007	560
Fixed and intangible asset impairments and disposals	6,845	57	7,084	144
Write-off of other assets	—	—	869	—
Other	299	(274)	161	(317)
Changes in operating assets and liabilities:
Accounts receivable	1,668	1,778	2,345	759
Inventories	2,019	(423)	(6,825)	(12,254)
Prepaid expenses and other	(2,587)	3,539	(7,566)	(392)
Accounts payable, accrued and other liabilities	20,459	(4,266)	19,493	(7,109)
Net cash provided by (used in) operating activities	(12,526)	1,370	(33,159)	(15,876)
Cash flows from investing activities:
Additions to property, plant and equipment	(607)	(666)	(1,952)	(2,756)
Additions to placement and evaluation units	(1,239)	(1,480)	(3,245)	(4,922)
Cash paid in acquisition	(3,250)	—	(3,250)	(540)
Proceeds from sale of assets	34,500	—	134,500	—
Net cash provided by (used in) investing activities	29,404	(2,146)	126,053	(8,218)
Cash flows from financing activities:
Repayment of long-term debt	—	—	(50,000)	(45,000)
Proceeds from borrowings on long-term debt	—	—	—	70,000
Deferred financing costs on long-term debt	—	—	—	(751)
Payment of acquisition related contingent consideration	—	—	(10,000)	—
Proceeds from exercise of stock options and employee stock purchase plan	694	941	752	1,171
Net cash provided by (used in) financing activities	694	941	(59,248)	25,420
Effect of exchange rate changes on cash and cash equivalents	(17)	89	185	(40)
Increase in cash and cash equivalents	17,555	254	33,831	1,286
Cash and cash equivalents at beginning of period	60,896	29,857	44,620	28,825
Cash and cash equivalents at end of period	$78,451	$30,111	$78,451	$30,111

(1) The total value of the goodwill impairment is preliminary, is undergoing further evaluation and will be adjusted, if necessary, prior to the filing of the Company’s quarterly report on Form 10-Q.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:

	Three Months Ended		Nine Months Ended
	Feb 29, 2024	Feb 28, 2023	Feb 29, 2024	Feb 28, 2023
	(unaudited)		(unaudited)

Net cash used in operating activities	$(12,526)	$1,370	$(33,159)	$(15,876)
Additions to property, plant and equipment	(607)	(666)	(1,952)	(2,756)
Additions to placement and evaluation units	(1,239)	(1,480)	(3,245)	(4,922)
Free Cash Flow	$(14,372)	$(776)	$(38,356)	$(23,554)